Exhibit 5.1

March 5, 2010

Ironwood Pharmaceuticals, Inc.
320 Bent Street

Cambridge, Massachusetts 02141

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following shares of Ironwood Pharmaceuticals, Inc. (the “Company”):

a.               3,921,497 shares of Class A Common Stock, $0.001 par value, of which

i.                  61,831 shares are Class A Common Stock issuable upon exercise of options that have not yet been granted under the Company’s Amended and Restated 2002 Stock Incentive Plan (the “Plan”) as of the date of the Registration Statement (“Ungranted Class A Shares”),

ii.               3,859,666 shares are Class A Common Stock issuable upon conversion of Class B Common Stock underlying options outstanding under the Plan as of the date of the Registration Statement (“Conversion Shares”), and

b.              3,859,666 shares of Class B Common Stock, $0.001 par value, issuable upon exercise of outstanding options under the Plan as of the date of the Registration Statement (“Granted Class B Shares,” and together with the Ungranted Class A Shares, the “Shares”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plan and the amendments to the Plan. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based on the foregoing, we are of the opinion that the Shares and the Conversion Shares have been duly authorized and, the Shares, when issued and sold in accordance with the terms of the Plan, and the Conversion Shares, when issued upon conversion of the Granted Class B Shares, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of Shares and Conversion Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP